EXHIBIT 10.15


                              CONSULTING AGREEMENT


THIS AGREEMENT is entered into this 15th day of September, 2003, between



Magnitude Information Systems, Inc.
401 State Route 24                                      (the "Company" or "MIS")
Chester, New Jersey 07930, USA

and

Premium Strategy Partners AG Rudenplatz 2
Postfach 2701                                           ("Consultant")
8022 Zurich, Switzerland


WHEREAS, MIS through its subsidiary Magnitude, Inc. is marketing ergonomic software known as ErgoManager(TM), an integrated suite of software products, as well as similar software products, providing businesses and individuals with a system for the evaluation and management of ergonomic risk factors and productivity in today's office workplace; and

WHEREAS, MIS has numerous shareholders in Switzerland and other German-speaking areas in Europe and wishes to provide this audience with as frequent and timely distributed information as possible regarding its business and related affairs; and

WHEREAS, MIS wishes to expand its shareholder base in above geographic areas through accommodation of potential investors who may express an interest in investing in the Company's equity; and

 WHEREAS, Consultant has expertise in the area of investor relations and communications, and maintains frequent contacts to individual private investors in Switzerland and elsewhere, including parties already engaged with MIS as investors and shareholders.

NOW, THEREFORE, the parties agree as follows:



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1.       TERM OF THE AGREEMENT.

         Subject to approval by MIS' board of directors, this Agreement shall commence on the date hereof and shall continue for a term of 12 months. (until September 15, 2004)

2.       CONSULTATIVE SERVICES TO BE PROVIDED BY CONSULTANT

          Consultant will endeavor to acquaint himself with the business of the Company including but not limited to its background, management, financial history, prospects, operational history and organization. Based upon the foregoing, Consultant will use his best efforts, resources and contacts, including those of his associates, to maintain the highest possible level of communications with shareholders of the Company and maximize the audience for the Company and its business, in Switzerland and other parts of Europe. Consultant shall be solely responsible for his own expenses incurred in pursuit of these endeavors, including travel, entertainment, telephone, mailings and presentations, except where the Company agrees to otherwise in advance. Consultant will

o Include, where appropriate, the Company in newsletters or circulars that he may publish or distribute from time to time;

o Translate into the German language and disseminate to shareholders and potential investors, from time to time and as agreed upon between MIS and Consultant, press releases, financial and business information of a public nature;

o Actively communicate with existing shareholders in Europe in all matters relating to their status as shareholders of MIS, and offer and undertake to facilitate their communication with the Company;

o Conduct meetings and seminars, as agreed upon with MIS, for the purpose of presenting the Company to potential new investors.

3.       COMPANY UNDERTAKINGS

         The Company agrees to furnish Consultant complete copies of all relevant public documents, contracts and such other data, materials and other information as Consultant shall reasonably request in connection with his activities hereunder. The Company recognizes that Consultant will be using and relying on data, materials and other information furnished to him by the Company and the Company's accountants and representatives, and upon information contained in reports and statements relating to the Company's business. The
Company confirms that Consultant may rely upon such data, materials and information without independent verification and Consultant does not assume responsibility for the accuracy, completeness or fairness of such information whether or not he makes any independent verification. The Company agrees to make its principals available upon reasonable notice for meetings, presentations and demonstrations and further agrees that the Company's principals shall give their cooperation to Consultant to make his appointment successful in terms of above stated undertakings.

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4.       COMPENSATION

         In consideration of the aforesaid services and in lieu of a retainer and expense reimbursement, MIS shall issue to Consultant, for every month during the term of this Agreement, 47,500 restricted shares of the Company's common stock bearing piggy-back registration rights

In addition, Consultant shall be entitled to receive a finder's fee of 10%, payable at 50% in cash and 50% in form of restricted shares valued at the same price as the underlying investment, on every equity investment transacted by the Company with investors referred to it by Consultant and who are qualified as non-U.S. persons for purposes of Regulation S promulgated under the Securities Act of 1933 and which investment transactions are consummated during the term of this Agreement.

5.       INDEPENDENT CONTRACTOR / NON-EXCLUSIVITY

         Consultant shall not be an agent or employee of MIS but act as independent outside contractor. Consultant may not enter into any binding commitments on behalf of MIS and shall not legally bind or obligate MIS in any way. This Agreement shall not be deemed to provide Consultant with any exclusivity or other rights unless expressly set forth herein.

6.       CONFIDENTIALITY

         Consultant shall adhere to the terms and conditions of a certain Confidentiality Agreement executed and delivered simultaneously with this Agreement all of whose terms and provisions are hereby incorporated into this Agreement by reference and made a part hereof.

7.        LAW GOVERNING AGREEMENT.

          This Agreement shall be governed by and interpreted according to the laws of the State of New Jersey, excluding any choice of law rules that may direct the application of the laws of any other jurisdiction.

8.       AMENDMENT AND MODIFICATION

         This Agreement shall not be amended, modified or supplemented except by a writing signed by both parties.


IN WITNESS WHEREOF, the parties have executed this Agreement as of the day, month, and year first above set forth.


MAGNITUDE INFORMATION SYSTEMS, INC.            CONSULTANT:


By:                                            By:
    ----------------------------                   -----------------------------
    Steven D. Rudnik, President                    Ueli Schuerch/ Dieter Luscher